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                EXCLUSIVE LICENSING AGREEMENT FOR "GLYLORIN(TM)"

                                     BETWEEN

                               GLAXO WELLCOME INC.

                                       AND

                          CELLEGY PHARMACEUTICALS, INC.



                                  CONFIDENTIAL









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**   Confidential  treatment has been requested with respect to the  information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.
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


                                                 Table of Contents

ARTICLE 1 DEFINITIONS...................................................................................       1

   1.1     "Affiliate"..................................................................................       1
   1.2     "Agreement"..................................................................................       2
   1.3     "Compound"...................................................................................       2
   1.4     "Dollars" or "$".............................................................................       2
   1.5     "Effective Date".............................................................................       2
   1.6     "Europe".....................................................................................       2
   1.7     "Central America"............................................................................       2
   1.8     "North America"..............................................................................       2
   1.9     "Asia".......................................................................................       2
   1.10    "Regions"....................................................................................       2
   1.11    "FDA"........................................................................................       2
   1.12    "FD&C Act"...................................................................................       2
   1.13    "Field"......................................................................................       2
   1.14    "IND"........................................................................................       2
   1.15    "Know-How"...................................................................................       2
   1.16    "Licensed Product"...........................................................................       3
   1.17    "n-CIE"......................................................................................       3
   1.18    "NDA"........................................................................................       3
   1.19    "Net Sales"..................................................................................       3
   1.20    "Patent Rights"..............................................................................       3
   1.21    "Proof of Principal Study"...................................................................       4
   1.22    "Project No. 86530"..........................................................................       4
   1.23    "Publication Study"..........................................................................       4
   1.24    "Registration"...............................................................................       4
   1.25    "Territory"..................................................................................       4
   1.26    "Third Party"................................................................................       4
   1.27    "Trademark"..................................................................................       4
   1.28    "Valid Claim"................................................................................       4
   1.29    "Royalty Rate"...............................................................................       5
   1.30    "Sublicensee"................................................................................       5

ARTICLE 2 REPRESENTATIONS AND WARRANTIES................................................................       5

   2.1     "Representations and Warranties of Cellegy"..................................................       5
   2.2     "Representations and Warranties of GW".......................................................       7
   2.3     "Disclaimer of Warranties"...................................................................       7

ARTICLE 3 GRANT OF LICENSE..............................................................................       8

   3.1     "Grant"......................................................................................       8
   3.2     "Covenant Not To Sue"........................................................................       8
   3.3     "Covenant Not To Compete"....................................................................       8


                                                                                                               i
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CONFIDENTIAL



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
   3.4     "Notice".....................................................................................       8
   3.5     "Addition to the Territory"..................................................................       8

ARTICLE 4 LICENSE FEE AND MILESTONE PAYMENTS............................................................       8

   4.1     "License Fee"................................................................................       8
   4.2     "Product Development Payments"...............................................................       9
   4.3     "Milestone Payments".........................................................................       9
   4.4     "Toxicity Approval Payment"..................................................................      10
   4.5     "Annual Sales Based Milestone Payments"......................................................      11
   4.6     "Fee Conditions".............................................................................      12

ARTICLE 5 ROYALTIES.....................................................................................      13

   5.1     "Royalties in General".......................................................................      13
   5.2     "Accrual of Royalties".......................................................................      13
   5.3     "Third Party Royalties"......................................................................      13
   5.4     "Compulsory Licenses"........................................................................      14
   5.5     "Commercial Hardship"........................................................................      14
   5.6     "Reduction in Royalty Due to Competing Product"..............................................      14
   5.7     "Reduction in Royalty Due with Respect to DiCarb Compounds"..................................      14
   5.8     "Reduction in Royalties".....................................................................      15

ARTICLE 6 ROYALTY REPORTS AND ACCOUNTING................................................................      15

   6.1     "Royalty Reports; Records"...................................................................      15
   6.2     "Payment Due Dates"..........................................................................      16
   6.3     "Right to Audit".............................................................................      16
   6.4     "Confidentiality of Records".................................................................      17

ARTICLE 7 DEVELOPMENT AND MARKETING PROGRAM.............................................................      17

   7.1     "Diligence Obligations"......................................................................      17
   7.2     "Development Program"........................................................................      17
   7.3     "Fulfillment"................................................................................      17
   7.4     "Progress Reports"...........................................................................      19

ARTICLE 8 PATENT RIGHTS.................................................................................      19

   8.1     "Patent Prosecution and Maintenance".........................................................      19
   8.2     "Status of Patent Rights"....................................................................      20
   8.3     "Ownership of Future Inventions".............................................................      20

ARTICLE 9 INFRINGEMENT..................................................................................      21

   9.1     "Applicability"..............................................................................      21
   9.2     "Third Party Infringement"...................................................................      21
   9.3     "Reduction in Payments Due to Infringement"..................................................      22


                                                                                                            -ii-
CONFIDENTIAL


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                                                                                                            ----
ARTICLE 10 CONFIDENTIALITY..............................................................................      22

   10.1    "Treatment of Confidential Information"......................................................      22
   10.2    "Right to Disclose"..........................................................................      22
   10.3    "Release From Restrictions"..................................................................      23
   10.4    "Confidentiality of Agreement"...............................................................      23
   10.5    "Return of Confidential Information".........................................................      24

ARTICLE 11 TRANSFERS AND ACCESS.........................................................................      24

   11.1    "Transfer of Know-How".......................................................................      24
   11.2    "Transfer of IND"............................................................................      24
   11.3    "Transfer of Trademark"......................................................................      24
   11.4    "Tranfer of Clinical Trial Material".........................................................      24
   11.5    "Access to Key Individuals"..................................................................      25

ARTICLE 12 TERM; TERMINATION............................................................................      25

   12.1    "Term".......................................................................................      25
   12.2    "Bilateral Termination Rights"...............................................................      25
   12.3    "Cellegy's Right to Terminate"...............................................................      25
   12.4    "GW's Right to Terminate"....................................................................      26
   12.5    "Rights Upon Termination or Expiration"......................................................      26

ARTICLE 13 INDEMNIFICATION..............................................................................      29

   13.1    "Indemnification by GW"......................................................................      29
   13.2    "Indemnification by Cellegy".................................................................      30
   13.3    "Indemnification Procedures With Respect to Third Party Claims"..............................      30

ARTICLE 14 NOTIFICATION AND AUTHORIZATION UNDER DRUG PRICE COMPETITION AND PATENT TERM RESTORATION ACT..      31

   14.1    "Notices Relating to the Act"................................................................      31
   14.2    "Authorizations Relating to Patent Term Extension"...........................................      31

ARTICLE 15 REGISTRATION OF LICENSE......................................................................      32

   15.1    "Registration"...............................................................................      32

ARTICLE 16 GENERAL PROVISIONS...........................................................................      32

   16.1    "Force Majeure"..............................................................................      32
   16.2    "Further Assurances".........................................................................      32
   16.3    "Severability"...............................................................................      32
   16.4    "Notices"....................................................................................      33
   16.5    "Assignment".................................................................................      33
   16.6    "Amendment"..................................................................................      33


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

                                           Table of Contents (Cont'd)


                                                                                                            Page
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
   16.7    "Entire Agreement"...........................................................................      33
   16.8    "Waiver".....................................................................................      34
   16.9    "No Implied Licenses"........................................................................      34
   16.10   "Injunctions"................................................................................      34
   16.11   "Independent Contractors"....................................................................      34
   16.12   "No Third Party Beneficiaries"...............................................................      34
   16.13   "Governing Law"..............................................................................      34
   16.14   "Headings"...................................................................................      34
   16.15   "Counterparts"...............................................................................      35

SIGNATURES .............................................................................................      35

EXHIBIT A PATENTS AND PATENT APPLICATIONS...............................................................       A

EXHIBIT B-1 LIST OF GLYLORIN TRADEMARKS AND
 TRADEMARK  APPLICATIONS AND THEIR STATUS...............................................................     B-1

EXHIBIT B-2 TRADEMARK ASSIGNMENT FOR THE UNITED STATES..................................................     B-2

EXHIBIT C ORPHAN DRUG DESIGNATION LETTER................................................................       C

EXHIBIT D THE DICARB COMPOUNDS..........................................................................       D

EXHIBIT E DEVELOPMENT COSTS.............................................................................       E

EXHIBIT F INDEPENDENT REGIONS...........................................................................       F


                                                                                                             -iv-
CONFIDENTIAL

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



                           EXCLUSIVE LICENSE AGREEMENT

         THIS AGREEMENT effective as of this 11th day of November, 1996, between Glaxo Wellcome Inc., a corporation organized and existing under the laws of the State of North Carolina, with its principal place of business at Five Moore
Drive,  Research  Triangle Park,  North Carolina 27709  (hereinafter,  "GW") and
Cellegy Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of California, with its principal office at 1065 East
Hillsdale  Boulevard,  Suite 418, Foster City,  California,  94404 (hereinafter,
"Cellegy").

                              W I T N E S S E T H:

         WHEREAS, Cellegy owns or possesses certain patent rights, potential patent rights, know-how and regulatory filings with respect to the Compound (as hereinafter defined);

         WHEREAS, GW desires to obtain an exclusive license to certain rights to the Compound under such patent rights and know-how;

         WHEREAS, Cellegy owns or possesses certain rights pertaining to the Trademark (as hereinafter defined), and GW desires to obtain all such rights;
and

         WHEREAS, Cellegy is willing to grant an exclusive license to GW under such patent rights and know-how, and is willing to assign the Trademark to GW, all as more particularly described in, and subject to the terms and conditions of, this Agreement.

                  NOW THEREFORE,  in  consideration  of the foregoing and of the
mutual   covenants   hereinafter   set  forth  and  other   good  and   valuable
consideration, the receipt of which is hereby acknowledged, the parties mutually agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         As used in this Agreement, the following terms, whether used in the singular or the plural, shall have the following meanings:

         1.1 "Affiliate" means any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a party to this Agreement. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least forty percent (40%) of the voting stock of the other corporation, or (a) in the absence of the ownership of at least forty percent
(40%) of the voting stock of a corporation, or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity, as applicable, whether through the ownership or control of voting securities, by contract or otherwise.


CONFIDENTIAL                                                                 -1-


         1.2      "Agreement" means this Exclusive License Agreement.

         1.3 "Compound" means the substances for which Valid Claims are made under the Patent Rights (other than dicarboxylic acids, including, but not limited to, azelaic acids), including but not limited to the monoglyceride ester of lauric acid and other glycerol esters of carboxylic fatty acids, and the pharmaceutically acceptable salts and esters thereof.

         1.4      "Dollars" or "$" means United States dollars.

         1.5 "Effective Date" means the date set forth at the beginning of this Agreement.

         1.6 "Europe" means all countries which are Member States, from time to time, of the European Union.

         1.7 "Central America" shall mean those countries which are south of Mexico and north of Columbia.

         1.8 "North America" shall mean the countries of the United States, Canada, Mexico and all of the countries of the Caribbean.

         1.9 "Asia" shall mean all of the countries generally included within the continent of Asia, including but not limited to the countries of Japan, Korea, India, Pakistan, Philippines, Turkey, Russia, China, and excluding (for the avoidance of doubt) the countries of Australia, New Zealand or any country in the territory generally known as the Middle East.

         1.10 "Regions" shall mean those sections of the Territory as listed and described in Exhibit F attached hereto.

         1.11 "FDA" means the United States Food and Drug Administration, or any successor entity thereto.

         1.12 "FD&C Act" means the Federal Food, Drug and Cosmetic Act, as amended.

         1.13 "Field" means the topical treatment of dermatological diseases and conditions in humans.

         1.14 "IND" means an Investigational New Drug Application or its equivalent.

         1.15 "Know-How" means all data, information, methods, procedures, processes and materials, which is or comes to be possessed, acquired, licensed or owned by Cellegy as of the Effective Date of this Agreement and within the one hundred and eighty (180) day period subsequent to the Effective Date of this Agreement, to the extent that such data, information, methods, procedures, processes and materials specifically relates to the manufacture, development, testing or use of a Compound or a Licensed Product, including but not limited to,

CONFIDENTIAL                                                                 -2-



biological, chemical, biochemical, toxicological, pharmacological, metabolic, formulation, clinical, analytical and stability information and data (other than such Know-How which is the subject of a patent or of a provisional or filed patent application), and for which Cellegy has the right to license, disclose or provide to GW.

         1.16 "Licensed Product" means any finished pharmaceutical product containing a Compound, in a form ready for therapeutic use, which is covered by a Valid Claim or which incorporates Know-How.

         1.17     "n-CIE"    means    non-bullous    congenital    ichthyosiform
erythroderma.

         1.18 "NDA" means a New Drug Application or its equivalent, as defined under Section 505 of the FD&C Act.

         1.19 "Net Sales" with respect to any Licensed Product containing a Compound as the sole active ingredient, means the gross sales of such Licensed Product that is due, or otherwise received by, GW, or its Affiliates or its Sublicensees from Third Party customers for such Licensed Product, less:

                           (i) reasonable credited allowances to such Third Party customers for spoiled, damaged, rejected, recalled, outdated and returned Licensed Product and for reasonable retroactive price reductions,

                           (ii) the amounts of reasonable trade and cash discounts actually allowed, to the extent such trade and cash discounts are specifically allowed on account of the purchase of such Licensed Product,

                           (iii) sales taxes, excise taxes, use taxes and import/export duties actually due or incurred in connection with the sales of the Licensed Product to any Third Party, and

                           (iv) reasonable allowances, adjustments, reimbursements, discounts, chargebacks and rebates granted to Third Parties, including, but not limited to, rebates given to health care organizations or other Third Parties, and any bona fide payment made in respect of any sales of Licensed Product to any governmental or quasi-governmental body or agency, whether during the actual royalty period or not.

The parties agree that should GW or its Affiliates or Sublicensees desire to produce or market a Licensed Product which includes other active ingredients in addition to the Compound, the parties shall negotiate in good faith appropriate modifications to be made to the royalty rate, which such modifications shall be mutually agreeable to each party.

         1.20 "Patent Rights" means the rights under United States Patent No. 5,057,500, United States Patent No. 5,231,087 and United States Patent No. 4,885,282 (the "282 Patent"),

CONFIDENTIAL                                                                 -3-
and related foreign patents and foreign patent applications, including any and all current or future United States or foreign reissues, extensions, substitutions, confirmations, registrations, revalidations, renewals, supplementary protection certificates, additions, continuations, continuations-in-part or divisions thereof; provided, however, that with respect to the 282 Patent and foreign counterpart patents and patent applications thereto, the term Patent Rights shall not include any use claimed in the 282 Patent, or any foreign patent or patent applications related thereto, for: (i) dicarboxylic acids for the use as a treatment for wrinkling, or (ii) azelaic acids. The currently existing United States and foreign patents and patent applications containing claims within the Patent Rights are listed in Exhibit A hereto.

         1.21 "Proof of Principle Study" means a clinical study in human subjects of the Compound carried out by or under the control of GW, with a design and success criteria acceptable to both parties, which is intended to allow preliminary evaluation of the possible efficacy of the Compound as a treatment for dermatological conditions or indications covered by a Valid Claim. The term "completion" of a Proof of Principle Study, shall mean the date on which the final report with respect to such Proof of Principle Study is completed in final form.

         1.22 "Project No. 86530" means the toxicity study being conducted for the purpose of investigating the potential toxicity of the Compound in mice pursuant to dermal administration of the Compound for twenty-six (26) weeks.

         1.23 "Publication Study" means a clinical study in human subjects of the Compound carried out by or under the control of GW, which is intended to be published in a peer-reviewed journal with the view towards allowing readers of such journal to become aware of the possible efficacy of the Compound as a treatment for dermatological conditions or indications covered by a Valid Claim. The term "completion" of a Publication Study, shall mean the date on which the final report with respect to such Publication Study is completed in final form.

         1.24 "Registration" in relation to any Licensed Product means such approvals by government authorities in a country of or community or association of countries included in the Territory (including, where applicable, price approvals) as may be legally required before such Licensed Product may be commercialized in such country.

         1.25 "Territory" means North America, Europe, Asia, Central America, South Africa, Australia, Argentina, Brazil, Bolivia, Chile, Columbia, Ecuador, Peru, Paraguay, Uruguay and Venezuela.

         1.26 "Third Party" means any party other than Cellegy or GW, or GW's Affiliates or Sublicensees.

         1.27 "Trademark" means those trademarks and trademark applications which are further described in Exhibit B-1, attached hereto.

         1.28 "Valid Claim" means a claim contained in an issued and unexpired patent included within the Patent Rights which has not been held unenforceable, unpatentable or invalid

CONFIDENTIAL                                                                 -4-
by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise.

         1.29 "Royalty Rate" means the percentage as provided under Article 5.1(a), and may be modified in accordance with this Agreement, by which Net Sales in a given country are to be multiplied to determine the amount of royalty payment due Cellegy.

         1.30 "Sublicensee" means (i) with respect to GW, any person to whom GW sublicenses the rights, or any portion thereof, granted GW pursuant to Section
3.1 hereof, (ii) with respect to Cellegy, any person to whom Cellegy sublicenses the rights, or any portion thereof, granted GW pursuant to Section 12.5(h) hereof.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1   Representations   and  Warranties  of  Cellegy.   Cellegy  hereby
represents and warrants to GW that:

                  (a) Cellegy is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Cellegy. This Agreement has been duly executed and delivered by Cellegy and constitutes the valid, binding and enforceable obligation of Cellegy, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

                  (b)  Cellegy is not subject to, or bound by, any provision of:

                           (i) any articles or certificates of  incorporation or
                  by-laws;

                           (ii) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction; or

                           (iii) any judgment, order, writ, injunction or decree
                  of any court, governmental body, administrative agency or arbitrator,


that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any person required for, the execution, delivery and performance by Cellegy of this Agreement and the obligations contained herein, including without limitation, the grant to GW of the license described in Article 3.1 hereof.


CONFIDENTIAL                                                                 -5-

                  (c) To the best of its knowledge, Cellegy is the exclusive owner of all right, title and interest in the Patent Rights. To the best of Cellegy's knowledge, the claims in the patents included in the Patent Rights are valid and enforceable, and the patent applications included in the Patent Rights have been duly filed. Attached hereto as Exhibit A is a complete and accurate list of all patents and patent applications included in the Patent Rights as of the Effective Date.

                  (d) To the best of its knowledge, Cellegy is the exclusive owner of all right, title and interest in the Trademark in the territories in which registration has been sought, and has taken those measures reasonably necessary to secure its interests in the Trademark. Attached hereto as Exhibit B-1 is a complete and accurate list of all trademarks and trademark applications included in the Trademark, and their status, as of the Effective Date.

                  (e) To the best of its knowledge, Cellegy has taken reasonable measures to protect the confidentiality of the Know-How. On occasions where Cellegy has granted access to Third Parties with respect to material elements of either the Know-How or the confidential information concerning the Compound, to the best of Cellegy's knowledge, such access has been granted pursuant to an enforceable confidentiality agreement containing restrictions on the use of such information with a term of at least three (3) years.

                  (f) To the best of Cellegy's knowledge, as of the Effective Date, neither the manufacture, use or sale of the Compound or the practice of any of the inventions included in the Patent Rights nor the use of the Know-How by GW as contemplated by this Agreement infringes upon any Third Party's know-how, patent or other intellectual property rights in the Territory, other than as disclosed in Exhibit B-1. Cellegy shall promptly notify GW upon learning that the manufacture, use, sale of the Compound or the practice of any inventions covered by one or more claims included in the Patent Rights or the use of any Know-How licensed hereunder may infringe any rights of a Third Party.

                  (g) To the best of Cellegy's knowledge, other than as disclosed in Exhibit B-1, there is no Third Party using or infringing any or all of the Patent Rights or the Trademark in derogation of the rights granted to GW in this Agreement or in the Trademark Assignment.

                  (h) To the best of its knowledge, Cellegy has obtained the assignment of all interests and all rights of any and all Third Parties (including, but not limited to Cellegy's employees) with respect to the Patent Rights and, other than as disclosed in Exhibit B-1, to the Trademark. To the best of Cellegy's knowledge, Cellegy has obtained all interests and all rights of any and all Third Parties (including, but not limited to Cellegy's employees) with respect to confidential or proprietary portions of the Know-How.

                  (i) To the best of Cellegy's knowledge, other than as disclosed in Exhibit B-1, there is no interference or opposition actions or litigations pending or any communication which threatens interference or opposition actions, or other litigation before any patent and

CONFIDENTIAL                                                                 -6-
trademark office, court, or any other governmental entity in any jurisdiction in regard to the Patent Rights or the Trademark.

                  (j) Cellegy represents and warrants that, to the best of its knowledge, it has furnished or will furnish (in accordance with the terms of this Agreement) to GW all of the Know-How which Cellegy owns or possesses.

                  (k) Attached hereto as Exhibit C, is a true and correct copy of the letter from the FDA conferring Orphan Drug Designation with respect to the Compound. Such Orphan Drug Designation has not been revoked, withdrawn or modified by the FDA as of the Effective Date.

                  (l) Cellegy's total assets, as reflected in the balance sheet dated September 30, 1996, which such balance sheet is the last regularly prepared balance sheet of Cellegy, are less than Ten Million Dollars ($10,000,000).

                  (m) Nothing has come to the attention of Cellegy which would indicate the existence of any material side effect, toxicity effect, carcinogenicity effect, adverse effect or any instances of deleterious physical effects or reactions resulting from, or alleged to result from, the Compound, which are not identified in the Know-How delivered to GW under this Agreement, or which has not been otherwise disclosed to GW by Cellegy.

         2.2 Representations and Warranties of GW. (a) GW hereby represents and warrants to Cellegy that GW is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of GW. This Agreement has been duly executed and delivered by GW and constitutes the valid, binding and enforceable obligation of GW, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

                  (b) GW represents and warrants the compliance of its Affiliates, and Sublicensees with this Agreement and obligations such Affiliates and Sublicensees may have to Cellegy, including, but not limited to payment of any fees or royalties.

         2.3 Disclaimer of Warranties. CELLEGY MAKES NO REPRESENTATION OR WARRANTY OTHER THAN THOSE EXPRESSLY PROVIDED HEREUNDER AND CELLEGY HEREBY DISCLAIMS ALL SUCH OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, OR THE FITNESS FOR A PARTICULAR PURPOSE OF THE COMPOUNDS THE LICENSED PRODUCTS OR THE KNOW-HOW. CELLEGY MAKES NO REPRESENTATION OR WARRANTY THAT THE COMPOUND OR ANY LICENSED PRODUCT ARE OR WILL BE SHOWN TO BE SAFE OR EFFECTIVE FOR ANY INDICATION.

CONFIDENTIAL                                                                 -7-

                                    ARTICLE 3
                                GRANT OF LICENSE

         3.1 Grant. Cellegy hereby grants to GW an exclusive license, with a right to sublicense, under the Patent Rights and Know-How to make, have made, use and sell Licensed Products in the Field, within the Territory.

         3.2 Covenant Not To Sue. Cellegy hereby covenants and agrees that, for the term of this Agreement, Cellegy shall not assert or cause to be asserted against GW (or its Affiliates, Sublicensees or purchasers of Licensed Products) a claim for infringement of any patent invented or owned by Cellegy which specifically relates to the Compound, or a method of making or using the Compound, due to any manufacture, use or sale of Licensed Products in accordance with this Agreement within the Territory and Field, and which are the same, in form and method of manufacture as the Licensed Product described in the NDA first submitted to FDA, exclusive of any supplements or amendments thereto.

         3.3 Covenant Not To Compete. Cellegy hereby covenants and agrees that, for the term of this Agreement, Cellegy shall not, nor shall it permit any of its officers, employees, or wholly owned subsidiaries, nor authorize any of its Affiliates, directors, or Sublicensees to, individually or jointly with other persons, manufacture, develop, test, sell, market or distribute any product within the Territory which contains dicarboxylic acids (other than azelaic acids) or pharmaceutically acceptable salts or esters thereof, for the treatment of the diseases or conditions of Seborrheic Dermatitis, severe dry skin or any form of Ichthyoses. During the term of this Agreement, Cellegy shall not use or file applications for the Trademark in the countries within the Territory for which GW's rights have not been terminated.

         3.4 Notice. Cellegy hereby covenants and agrees to provide GW with prompt written notice in the event that Cellegy executes a license agreement, development agreement or other collaboration agreement with respect to the development of the dicarboxylic acid compounds currently owned by Cellegy and listed on Exhibit D hereto (the "DiCarb Compounds").

         3.5 Addition to the Territory.  Cellegy,  with GW's consent, may add to
the  Territory   other   countries   and  their   respective   territories   and
principalities.

                                    ARTICLE 4
                       LICENSE FEE AND MILESTONE PAYMENTS

         4.1 License Fee. As partial consideration of the rights granted to GW by Cellegy under Article 3 hereof, GW shall pay to Cellegy a license fee of [**] within thirty (30) days after the execution of this Agreement by both parties.

** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


CONFIDENTIAL                                                                 -8-

         4.2 Product Development Payments. (a) Within thirty (30) days after the execution of this Agreement by both parties, GW shall reimburse Cellegy for the direct out-of-pocket costs of manufacture, development, regulatory affairs support, professional fees, clinical studies and other testing of the Compound incurred by Cellegy since August 1, 1996, in the amounts specified on Exhibit E hereto (hereinafter, the "Development Costs"). GW will pay to Cellegy for 90% of such costs estimated for October, in the amount of [**] as described in Exhibit
E. An adjusted final payment by GW, or refund by Cellegy, will be made by December 1 based on the actual October development costs incurred by Cellegy. It is understood and agreed that Development Costs shall not include any costs incurred by Cellegy with respect to its employees, and furthermore, GW shall not have any obligation to reimburse Cellegy for Development Costs to the extent such amounts exceed the amounts stated in Exhibit E.

                  (b) GW will be responsible for all on-going and new development costs of the Compound incurred on or after November 1, 1996. There is currently anticipated to be a transition period after the Effective Date of the agreement where Cellegy, at the direction of GW, may continue to coordinate and pay for certain development costs. GW will reimburse Cellegy for the reasonable out-of-pocket costs incurred by Cellegy in connection with such payments made by Cellegy.

         4.3 Milestone Payments. GW shall pay to Cellegy a milestone payment in the particular amounts specified below (each a "Milestone Payment") no later than thirty (30) days after the occurrence of the corresponding event designated in Articles 4.3 (a) below, and no later than sixty (60) days after the occurrence of the corresponding event designated in Articles 4.3 (b), (c), (d) and (e) below:

                  (a) Upon the date of first commercial sale of a Licensed Product in any country of the Territory, GW shall pay to Cellegy the sum of [**], it being understood and agreed that such payment shall be made no more than one time;

                  (b) Upon the completion (i) of a Proof of Principle Study (A) in which the Compound is shown to have met the established success criteria for the indication of Ichthyosis Vulgaris or (B) results in the continued development of the Compound for such indication (as evidenced by the initiation of Phase III clinical trials of the Compound for such indication) or (ii) of a Publication Study for such indication; GW shall pay to Cellegy the sum of [**];

                  (c) Upon the completion (i) of a Proof of Principle Study (A) in which the Compound is shown to have met the established success criteria for the indication of Seborrheic Dermatitis or (B) results in the continued development of the Compound for such indication (as evidenced by the initiation of Phase III clinical trials of the Compound for such indication) or (ii) of a Publication Study for such indication; GW shall pay to Cellegy the sum of [**];

** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


CONFIDENTIAL                                                                 -9-

                  (d) Upon the completion (i) of a Proof of Principle Study (A) in which the Compound is shown to have met the established success criteria for the indication of Acquired Ichthyosis or (B) results in the continued development of the Compound for such indication (as evidenced by the initiation of Phase III clinical trials of the Compound for such indication) or (ii) of a Publication Study for such indication; GW shall pay to Cellegy the sum of [**];

                  (e) Upon the completion (i) of a Proof of Principle Study (A) in which the Compound is shown to have met the established success criteria for any other indication GW selects to study or (B) results in the continued development of the Compound for such indication (as evidenced by the initiation of Phase III clinical trials of the Compound for such indication) or (ii) of a Publication Study for such indication; GW shall pay to Cellegy the sum of [**] for each such indication.

         4.4 Toxicity Approval Payment. (a) If within the seventy (70) day period following receipt by GW of the final report with respect to the completion of Project No. 86530 (such period, hereinafter referred to as the "Toxicity Review Period"), FDA does not indicate to either GW or Cellegy that carcinogenicity studies or additional toxicity studies are required with respect to obtaining the approval of the n-CIE indication for the Compound, GW shall pay to Cellegy the sum of [**] (the "Toxicity Approval Payment"), provided, however, that if within the Toxicity Review Period, FDA requires a carcinogenicity study, the parties agree that GW shall not pay the Toxicity Approval Payment to Cellegy unless and until such time as FDA finally agrees that no further carcinogenicity studies are required with respect to obtaining the approval of the n-CIE indication for the Compound.

                  (b) If, at any time, FDA requires a carcinogenicity study or an additional toxicity study with respect to the Compound for the n-CIE indication, the direct cost of such required study or studies shall be deducted from the Toxicity Approval Payment paid to Cellegy, and in the event that GW has paid the Toxicity Approval Payment to Cellegy, Cellegy shall reimburse GW for the direct cost to GW of such study or studies; provided, however, that (i) the amounts to be deducted or reimbursed, as the case may be, solely with respect to additional toxicity studies shall be capped at [**] (the "Toxicity Cap"), (ii) the amounts to be deducted or reimbursed, as the case may be, solely with respect to carcinogenicity studies shall be capped at the [**], and (iii) the total amount to be deducted or reimbursed, as the case may be, under this provision in the aggregate shall be capped at the [**] (the "Aggregate Cap"). In addition, the parties agree that the Toxicity Cap shall be (i) reduced to [**] upon the earlier of September 30, 1997 or five days subsequent to the first Pre-NDA meeting with FDA with respect to a Licensed Product; (ii) reduced to [**] upon submission by GW of the first NDA to FDA with respect to a Licensed Product; and (iii) reduced to [**] upon FDA's first approval of an NDA with respect to a Licensed Product.

** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


CONFIDENTIAL                                                                -10-

                  (c) The parties agree that the direct costs to GW of performing additional carcinogenicity studies required by FDA with respect to the n-CIE indication (but not toxicity studies) which exceed the amount of the Aggregate Cap (such amount hereinafter referred to as the "Excess Amount") shall be borne equally by the parties; provided, however, that GW shall directly pay all Excess Amounts, and Cellegy's portion of the Excess Amount shall be deducted by GW from (i) the royalty payments otherwise due to Cellegy under this Agreement, and (ii) the Annual Sales Based Milestone Payments (as defined below); provided, further that the amount to be deducted by GW from any royalty payment pursuant to this provision, shall be limited to fifty percent (50%) of such royalty payment, and that the amount to be deducted by GW from any Annual Sales Based Milestone Payment pursuant to this provision, shall be limited to fifty percent (50%) of such Annual Sales Based Milestone Payment; provided, further, that the aggregate amount to be paid or reimbursed by Cellegy, or deducted by GW (including both the Aggregate Cap and Cellegy's share of the Excess Amount), as the case may be, pursuant to this Article shall be limited to [**].

         4.5 Annual Sales Based Milestone Payments. GW shall pay to Cellegy a milestone payment in the particular amounts specified below (each an "Annual Sales Based Milestone Payment") upon the dates specified below.

                  (a) On or by February 28th of the calendar year subsequent to the first calendar year in which annual Net Sales of the Licensed Products in the United States of America exceed Five Million Dollars ($5,000,000), GW shall pay to Cellegy the sum of [**], it being understood and agreed that such payment shall be made no more than one time;

                  (b) On or by February 28th of the calendar year subsequent to the first calendar year in which annual Net Sales of the Licensed Products in the United States of America exceed Ten Million Dollars ($10,000,000), GW shall pay to Cellegy the sum of [**], it being understood and agreed that such payment shall be made no more than one time;

                  (c) On or by February 28th of the calendar year subsequent to the first calendar year in which annual Net Sales of the Licensed Products in the United States of America exceed Twenty Million Dollars ($20,000,000), GW shall pay to Cellegy the sum of [**], it being understood and agreed that such payment shall be made no more than one time;

                  (d) On or by February 28th of the calendar year subsequent to the first calendar year in which annual Net Sales of the Licensed Products in the United States of America exceed Thirty Million Dollars ($30,000,000), GW shall pay to Cellegy the sum of [**], it being understood and agreed that such payment shall be made no more than one time;

                  (e) On or by February 28th of the calendar year subsequent to the first calendar year in which annual Net Sales of the Licensed Products in the United States of America

** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


CONFIDENTIAL                                                                -11-
exceed Fifty Million Dollars ($50,000,000), GW shall pay to Cellegy the sum of [**], it being understood and agreed that such payment shall be made no more than one time;

                  (f) On or by February 28th of the calendar year subsequent to the first calendar year in which annual Net Sales of the Licensed Products in the United States of America exceed Seventy-Five Million Dollars ($75,000,000), GW shall pay to Cellegy the sum of [**], it being understood and agreed that such payment shall be made no more than one time;

                  (g) On or by February 28th of the calendar year subsequent to the first calendar year in which annual Net Sales of the Licensed Products in the United States of America exceed One Hundred Million Dollars ($100,000,000), GW shall pay to Cellegy the sum of [**], it being understood and agreed that such payment shall be made no more than one time;

                  (h) On or by March 31st of the calendar year subsequent to the first calendar year in which annual Net Sales of the Licensed Products in all of the countries of the Territory other than the United States of America exceed Ten Million Dollars ($10,000,000), GW shall pay to Cellegy the sum of [**], it being understood and agreed that such payment shall be made no more than one time;

                  (i) On or by March 31st of the calendar year subsequent to the first calendar year in which annual Net Sales of the Licensed Products in all of the countries of the Territory other than the United States of America exceed Twenty-Five Million Dollars ($25,000,000), GW shall pay to Cellegy the sum of [**], it being understood and agreed that such payment shall be made no more than one time;

                  (j) On or by March 31st of the calendar year subsequent to the first calendar year in which annual Net Sales of the Licensed Products in all of the countries of the Territory other than the United States of America exceed Fifty Million Dollars ($50,000,000), GW shall pay to Cellegy the sum of [**], it being understood and agreed that such payment shall be made no more than one time;

                  (k) On or by March 31st of the calendar year subsequent to the first calendar year in which annual Net Sales of the Licensed Products in all of the countries of the Territory other than the United States of America exceed One Hundred Million Dollars ($100,000,000), GW shall pay to Cellegy the sum of [**], it being understood and agreed that such payment shall be made no more than one time.

         4.6 Fee Conditions. Except as provided in Article 4.4 hereof, each and every License Fee, Milestone Payment, Annual Sales Based Milestone Payment, and milestone extension payments made under Article 7.3(b) hereof, shall be independent, cumulative, non-refundable, and shall not be considered an advance or credit on any royalties or other obligation received or owed.

** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL                                                                -12-

                                    ARTICLE 5
                                    ROYALTIES

         5.1 Royalties in General. (a) In consideration of the exclusive license granted to GW hereunder, GW shall pay or cause to be paid to Cellegy a royalty equal the following:

                           (i) [**] of the Net Sales of a Licensed  Product in a
                  country of the Territory so long as the manufacture, sale or use of such Licensed Product in such country would, but for the license granted herein, infringe a Valid Claim; or

                           (ii) [**] of the Net Sales of  Licensed  Product in a
                  country of the Territory for sales or uses of such Licensed Product other than those described in clause (i) of this
                  Article 5.1 for a period of ten (10) years commencing on the date of first commercial sale of the first Licensed Product sold in such country.

Notwithstanding the foregoing, with respect to Europe only, GW's obligation to pay royalties payable on Net Sales of a given Licensed Product by virtue of clause (ii) of Article 5.1 shall cease as of the date on which the Know-How embodied in such Licensed Product becomes published or generally known to the public through no fault on the part of GW or its Affiliates or Sublicensees.

                  (b) The parties acknowledge and agree that GW shall have no obligation to pay Cellegy any royalties for Net Sales accruing after the expiration of the applicable periods referred to in Article 5.1 hereof.

         5.2 Accrual of Royalties. No royalty shall be payable on a Licensed Product made or used for tests or development purposes or distributed as samples, and for which no payment is received by GW, or its Affiliates or Sublicensees. No royalties shall be payable on sales among GW, its Affiliates or its Sublicensees, but royalties shall be payable on subsequent sales by GW, its Affiliates or its Sublicensees to a Third Party. No multiple royalty shall be payable under this Agreement because the manufacture, use or sale of a Licensed Product is covered by more than one Valid Claim or is subject to both Know-How and a Valid Claim.

         5.3 Third Party Royalties. In the event that (i) a Licensed Product is deemed by a court of applicable jurisdiction to infringe a valid claim of another patent in any given country of the Territory, or (ii) GW, its Affiliates or its Sublicensees determine, at their reasonable discretion, that it is necessary to pay royalties or other fees to any Third Party to obtain a license to practice any Third Parties rights in order to market or develop a Licensed Product in any given country of the Territory, then in such event, GW may deduct such royalties due to Third Parties (or such amounts expended in settlement of such claim, or for securing such rights) from royalties thereafter due to Cellegy with respect to Net Sales of such Licensed Product in such country, but in no event shall the royalty rate be reduced by more than one-half of the otherwise

** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL                                                                -13-
applicable royalty rate, and provided, that, that the right to reduce the amount of royalties payable to Cellegy hereunder shall not exist unless the legally enforceable property rights of such Third Party read on the Patents Rights covering the Licensed Product in such country.

         5.4 Compulsory Licenses. Should a compulsory license be granted to a Third Party under the applicable laws of any country in the Territory under the Patent Rights licensed hereunder to GW, the royalty rate payable hereunder for sales of Licensed Products in such country shall be adjusted to match any lower royalty rate granted to such Third Party for such country, with respect to the sales of such Licensed Products, and during such periods, for which such Third Parties sell under the compulsory license material quantities of articles that compete with the Licensed Products then marketed and sold by GW, or is Affiliates or Sublicensees, in that country.

         5.5 Commercial Hardship. If in any country of the Territory GW can demonstrate to Cellegy that for any reason beyond GW's, or its Affiliates' or Sublicensees' control the royalty payable hereunder by GW causes or may cause GW a significant reduction in its or their sales of Licensed Product in that country, or otherwise causes or may cause hardship in the promotion or sale of Licensed Product in a country, the parties shall meet and in good faith endeavor to agree on a reduction in the royalty rate payable in that country. The negotiated royalty rate will be one which places GW, or its Affiliates or Sublicensees, in a position to market competitively the Licensed Product in such country, but in no event shall the royalty rate be reduced by more than one-half of the otherwise applicable royalty rate.

         5.6 Reduction in Royalty Due to Competing Product. The parties agree that during any period in which a Third Party engages in commercial sale in any country or countries of the Territory of a product which contains the Compound as its active ingredient and is sold as (i) a Therapeutic Cosmetic (as defined below) or as (ii) a prescription pharmaceutical product which has been approved for an indication in the Field, then in such event, the Royalty Rate applied hereunder with respect to Net Sales for such country or countries shall be reduced by an amount which is in proportion to the percentage of unit sales, calculated on equivalent product gram unit basis held by such competing product on the date of determination as compared to the unit sales for the total market for the products described in clauses (i) and (ii) above, but in no event shall the royalty rate be reduced to less than five percent (5%). For purposes of this
Article 5.6, the term "Therapeutic Cosmetic" shall mean any topical dermatological cosmetic with greater than nine percent (9%) of its composition being the Compound; provided, however that the reduction in the Royalty Rate shall only apply to such Licensed Products, and during such periods, for which such Third Parties unit sales exceed 5% of the total market for such articles that compete with the Licensed Products then marketed and sold by GW, or its Affiliates or Sublicensees, in that country.

         5.7 Reduction in Royalty Due with respect to DiCarb Compounds. The parties agree that during the period that a Cellegy Sublicensee engages in the commercial sale in any country of the Territory of a product for use in the Field which contains the DiCarb Compounds (other than azelaic acid) as its active ingredient, then in such event, the royalty rate specified in Article


CONFIDENTIAL                                                                -14-

5.1(a)(i) hereunder with respect to such country shall be reduced to eight percent (8%) for the annual Net Sales of Licensed Products in such country which exceed [**]; provided, however, that no such royalty reduction shall be made under this Article 5.7, unless the annual aggregate Net Sales of such competing DiCarb Compounds (other than azelaic acid) exceed the greater of [**] or twenty-five percent (25%) of the annual aggregate Net Sales of Licensed Products in that country. Cellegy shall notify GW within 60 days of the end of any calendar year for which Cellegy determines that the annual aggregate Net Sales of all Sublicensees for DiCarb Compounds for use in the Field exceed the threshold specified in this Article 5.7 for allowing such reductions to the Royalty Rate. GW shall have the right to credit any overpayments shown to be have been made under this Article 5.7 against future royalty payments due Cellegy.

         5.8 Reduction in Royalties. Notwithstanding anything to the contrary herein, the royalty rate payable to Cellegy under this Agreement shall not be reduced to less than one-half of the rate payable under Article 5.1(a)(i) for any reason, regardless of whether reductions may be taken or allowed under one or more provisions of this Agreement.

                                    ARTICLE 6
                         ROYALTY REPORTS AND ACCOUNTING

         6.1 Royalty Reports; Records. During the term of this Agreement after commercial introduction of the first Licensed Product, GW shall furnish or cause to be furnished to Cellegy on a quarterly basis a written report or reports (the "Royalty Report") covering GW's fiscal quarter (currently ending on or about the last day of March, June, September and December; each such fiscal quarter being sometimes referred to herein as a "royalty period") showing:

                  (a) the Net Sales of all Licensed Products in each country of the Territory during the royalty period;

                  (b) the royalties, payable in Dollars, which shall have accrued hereunder in respect to such Net Sales;

                  (c) withholding taxes, if any, required by law to be deducted in respect of such sales; and

                  (d) the exchange rates used in determining the amount of Dollars.

With respect to sales of Licensed Products invoiced in Dollars, the Net Sales and royalty payable shall be expressed in Dollars. With respect to sales of Licensed Products invoiced in a currency other than Dollars, the Net Sales and royalty payable shall be expressed in the domestic currency of the country where such sale was made together with the Dollar equivalent of the royalty payable, calculated using the exchange rates normally used by GW in its management and financial reporting, provided, however, that the exchange rates used by GW in preparation of the

** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL                                                                -19-

Royalty Report shall not be materially different from the exchange rates posted in the Wall Street Journal published on the last day of such royalty period. GW, or its Affiliates or Sublicensees shall furnish to Cellegy appropriate evidence of payment of any withholding tax or other amount deducted from any royalty payment. Royalty Reports shall be due on the forty-fifth (45th) day with respect to the United States, and on the seventy-fifth (75th) day for the rest of the Territory, following the close of each respective royalty period. GW, and its Affiliates and Sublicensees shall keep contemporaneous, legible, verifiable and accurate records in sufficient detail to enable the royalties payable hereunder to be determined and substantiated. A final Royalty Report shall be due upon the expiration or termination of this Agreement.

         6.2 Payment Due Dates. Royalties shown to have accrued by each royalty report provided for under Article 6 of this Agreement shall be due and payable on the date such Royalty Report is due. Payment of royalties in whole or in part may be made in advance of such due date. All royalty and other payments due to Cellegy hereunder, shall be made in Dollars and delivered to the single account specified by Cellegy from time to time.

         6.3 Right to Audit. (a) Upon the written request of Cellegy, at Cellegy's expense and not more than once in each GW fiscal year, GW and its Affiliates shall permit an independent public accountants and auditors (the "Auditor"), selected by Cellegy but not regularly employed by Cellegy and reasonably acceptable to GW, to have access during normal business hours to those records of GW and its Affiliates as may be reasonably necessary to verify the accuracy of the Royalty Reports furnished by GW hereunder in respect of any fiscal year ending not more than thirty-six (36) months prior to the date of such request. Cellegy acknowledges that the Auditor shall conduct its audit in such a manner so as to not unreasonably interfere with GW's or its Affiliates' business.

                  (b) GW shall include in each written sublicense granted by it pursuant to this Agreement a provision requiring the Sublicensee to keep and maintain records of sales made pursuant to such Sublicense and to grant access to such records by Cellegy's independent accountant subject to the same terms and conditions as stated in Article 6.3(a) hereof.

                  (c) Upon the expiration of thirty-six (36) months following the end of any GW fiscal year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Cellegy, and except for fraud or misrepresentation, GW and its Affiliates shall be released from any liability or accountability with respect to royalties for such fiscal year.

                  (d) The report prepared by the Auditor, shall disclose only the conclusions of the Auditor regarding the audit and the amount of any underpayment or overpayment of royalties, if any, without disclosure of or reference to supporting documentation. A copy of such report shall be sent or otherwise provided to GW by the Auditor at the same time it is sent or otherwise provided to Cellegy.

                  (e)  If  the  Auditor's   report  shows  any  underpayment  of
royalties, GW shall remit, or shall cause its Affiliates or Sublicensees to remit, to Cellegy the amount of such underpayment within thirty (30) days after Cellegy's receipt of the Auditor's report. In the event

CONFIDENTIAL                                                                -16-
that the amount of any underpayment of royalties is in excess of eight percent (8%) of the total royalties due to Cellegy with respect to the period covered by the Auditor's report, GW shall reimburse Cellegy for the cost of the audit in which the underpayment was discovered. In addition, in the event that the amount of any underpayment of royalties is in excess of twelve percent (12%) of the total royalties due to Cellegy with respect to the period covered by the Auditor's report, GW shall reimburse Cellegy for the cost of the next subsequent audit. Any overpayment of royalties shall be fully creditable against future royalties payable in subsequent royalty periods. In the event this Agreement is terminated or expires before such overpayment is fully credited, Cellegy shall pay GW the portion of such overpayment not credited within thirty (30) days after such termination or expiration hereof, less any payment due Cellegy hereunder.

         6.4 Confidentiality of Records. Cellegy agrees that all information subject to review under this Article 6 or under any sublicense agreement is confidential and that Cellegy and the Auditor shall retain all such information in confidence. Cellegy agrees that the Auditor shall sign a confidentiality agreement, with terms reasonably acceptable to Cellegy, with GW before the commencement of the audit.

                                    ARTICLE 7
                        DEVELOPMENT AND MARKETING PROGRAM

         7.1 Diligence Obligations. Subject to the provisions of Article 7.2 below and in complete fulfillment of its development and marketing obligations hereunder and any such obligations implied by law, GW will undertake the activities set forth in this Article 7.

         7.2 Development Program. GW shall, at its expense, use its continuous best efforts (a) to conduct a development program in the United States relating to the use of a Licensed Product for treatment of at least one indication (the "Development Program"); (b) if the results of the Development Program so justify, to seek Registration for such Licensed Product in the United States, and (c) to commercially market, sell and distribute Licensed Products throughout the Territory. For purposes of this Article, "best efforts" shall mean that GW shall use reasonable efforts no less than those efforts used by GW in its development projects with its own compounds and products having comparable commercial potential. The Development Program shall include such product development work as GW may, in its sole discretion, consider necessary for Registration of a Licensed Product.

         7.3  Fulfillment.  (a) GW's best efforts  obligations set forth in this
Article 7 and implied by law shall be deemed to require fulfillment of the following:

                  (i) submitting an NDA to FDA (and which is filed by FDA) for registration of a Licensed Product in the United States by [**];



** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


CONFIDENTIAL                                                                -17-

                           (ii) commencing marketing such Licensed Product in the United States within six (6) months following approval of such NDA by the FDA (it being understood that receipt of an "approvable letter" with respect to an NDA is not an "approval" of that NDA);

                           (iii) completing one Proof of Principle Study or a Publication Study with respect to any indication for the Compound, within eighteen (18) months from the Effective Date;

                           (iv) submitting Registration application(s) for European marketing of a Licensed Product within the earlier of [**], or six (6) months of the first submission of an NDA, or an NDA amendment or NDA supplement for an indication other than n-CIE;

                           (v) commencing  marketing of a Licensed Product in at
                  least three EU member states within six (6) months of first obtaining approval of an application for Registration of a Licensed Product for such EU member states.

                           (vi) completing one additional Proof of Principle Study or a Publication Study with respect to any indication for the Compound, within twenty-four (24) months from the Effective Date; and

                           (vii) delivering to Cellegy, within twelve (12) months of the Effective Date of the Agreement, a development plan describing the events and timelines with respect to development activities to be conducted by GW with respect to the commercialization of Licensed Products in the Territory with the exception of the United States.

(each of such events described above being hereinafter referred to as a "Development Milestone").

                  (b) The time period specified in clause (i) of Article 7.3(a) hereof, shall be subject to one (1) six (6) month extension at GW's election, by payment to Cellegy of [**], while the time periods specified in clauses (ii) through (vi) of Article 7.3(a) hereof, shall each be subject to up to two (2) four (4) month extensions at GW's election, by payment to Cellegy of [**] for each such extension, such payments to be made within thirty (30) days of election of each such extension.


** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


CONFIDENTIAL                                                                -18-

                  (c) Notwithstanding the provisions of Articles 7.2, 7.3(a) and 7.3(b) above, in the event that FDA requires a carcinogenicity study or an additional toxicology study, the time periods specified in Articles 7.3(i) through (v), except for 7.3(iii) hereof, shall be tolled from the date that FDA requires such carcinogenicity study or additional toxicity study until the date of completion of the final report with respect to such study. The time periods specified in Articles 7.3(i) through (v), except for 7.3(iii) shall also be tolled to the extent that any delay in meeting such Development Milestones is caused by the FDA's requirement, if any, for GW to take action to mitigate any deficiency now known with respect to the Drug Master File for monolaurin or for such actions by GW, if any, that may be required by FDA on account of the test results for ethanol concentration in stability batch number 273-403, manufactured December 06, 1994, of Licensed Products made and tested on behalf of Cellegy.

         7.4 Progress Reports. (a) During the term of this Agreement, GW will provide annual progress reports to Cellegy (the "Progress Report"), summarizing in reasonable detail GW's activities related to the development and commercialization of Licensed Products throughout the Territory and the securing of the requisite marketing approvals during the annual period covered by such Progress Report, and the activities to be undertaken during the subsequent period. Progress Reports shall be submitted to Cellegy by the end of the first quarter of each calendar year, with the first Progress Report being due on March 31, 1998.

                  (b) With respect to the calendar year 1997, GW agrees to schedule and attend one meeting or telephonic conference call per calendar quarter, in which GW shall verbally update the person designated by Cellegy with respect to the Development Program being conducted by GW and its Affiliates and Sublicensees.

                                    ARTICLE 8
                                  PATENT RIGHTS

         8.1 Patent Prosecution and Maintenance. (a) Cellegy shall use its best efforts, subject to Article 8.1(b), to prosecute any patent applications within the Patent Rights, to obtain patents thereon and to maintain all patents included in the Patent Rights using patent counsel of its choice after due consultation with GW.

                  (b) Cellegy shall use reasonable efforts to amend any patent applications included in the Patent Rights to include claims or arguments reasonably requested by GW. Cellegy shall keep GW fully informed of the progress of the prosecution of each patent application included within the Patent Rights and shall promptly provide GW with copies of all correspondence and filings related thereto. Notwithstanding the foregoing, Cellegy shall have the right to discontinue the prosecution of such patent application or to abandon any such patent, or any claims therein. If Cellegy decides to abandon or allow to lapse any patent application or patent within the Patent Rights in any country of the Territory, Cellegy shall inform GW at least thirty (30) days prior to such abandonment or lapse and GW shall be given the opportunity to prosecute such patent application and/or maintain such patent at its expense.

CONFIDENTIAL                                                                -19-

         (c) During the term of this Agreement, beginning on the Effective Date, GW shall reimburse Cellegy for the reasonable out-of-pocket expenses (including attorneys and expert fees) for the preparation, filing, prosecution and maintenance costs associated with U.S. Patent No. 5,057,500 and U.S. Patent No. 5,231,087 (and excluding U.S. Patent No. 4,885,282), their respective foreign counterpart applications and patents, and any reissues, reexaminations, registrations, substitutions, renewals, additions, extensions and oppositions thereof within the Territory. Such reimbursement shall be paid within ninety
(90) days of presentation to GW by Cellegy of an invoice for such fees and expenses.

         8.2 Status of Patent Rights. Within thirty (30) days after the Effective Date and each anniversary thereof, Cellegy shall advise GW as to the current status of any patent applications and patents included within the Patent Rights and, to the extent it has not previously done so, shall provide GW with relevant documentation relating to such patent applications and patents including, but not limited to, copies thereof.

         8.3 Ownership of Future Inventions. Patentable inventions conceived by Cellegy personnel in direct connection with either their assisting with the transfer of the Know-How or their providing services to GW under this Agreement, either alone or in connection with GW personnel, shall be the sole property of GW. Cellegy shall provide reasonable assistance in conferring assignment to GW from Cellegy's representatives and provide reasonable assistance, at GW's expense, in the preparation, filing and prosecution of any such patent applications as may be desired by GW. Cellegy shall retain for the duration of this Agreement a fully paid-up non-exclusive, worldwide right to practice such inventions within the Field. Such non-exclusive license shall not include the right to grant sublicenses. All other inventions made by Cellegy personnel shall be the sole and exclusive property of Cellegy. In addition, during the term of this Agreement, and to the extent that Cellegy is permitted to do so, GW shall have a right of first refusal to negotiate a license with Cellegy on mutually acceptable terms with respect to any invention made and owned by Cellegy, to the extent that such invention specifically applies to the manufacture, use or sale of a Licensed Product under this Agreement. Provided, however, that such right of first refusal shall apply only to such inventions that Cellegy reasonably believes in good faith to be specifically applicable to the sale, manufacture or use of Licensed Product under this Agreement, in which case, Cellegy shall provide GW with a written notice of the opportunity to license Cellegy's invention upon Cellegy's filing of a patent application for such invention. GW's right of first refusal shall expire 120 days from delivery of Cellegy's notice ("Negotiation Period"), unless GW earlier enters into a binding and mutually acceptable agreement to license such invention or an option to obtain such license. If the parties do not enter into such a license or option within the Negotiation Period, Cellegy shall be free to seek other licenses for its inventions; provided, however, that Cellegy shall not for six months following the expiration of the Negotiation Period offer or accept an offer to license the invention on terms which taken together are materially less favorable to Cellegy than were last offered by GW during the Negotiation Period. However, GW shall have the burden of demonstrating by clear and convincing evidence that the terms of any such license taken together, are materially less favorable to Cellegy than those terms last offered by GW. Cellegy shall provide GW with a summary of the material terms of any Agreement subject to this Article 8.3 which is entered into within six months following the expiration of the Negotiation Period.

CONFIDENTIAL                                                                -20-

                                    ARTICLE 9
                                  INFRINGEMENT

         9.1 Applicability. Except as otherwise provided in Article 14, the provisions of this Article 9 shall govern the parties' rights and obligations, as between themselves, with respect to actions against Third Parties for infringement of the Patent Rights or Know-How licensed under this Agreement.

         9.2 Third Party Infringement. (a) In the event that either GW or Cellegy becomes aware of any product made, used, or sold in the Territory which it believes to infringe a Valid Claim or misappropriation of Know-How, such party (the "Notifying Party") shall promptly advise the other party of all the relevant facts and circumstances known by the Notifying Party in connection with the infringement or misappropriation.

                  (b) The parties  agree that Cellegy  shall have the right,  at its own expense, to enforce such Patent Rights against such infringement. GW and its Affiliates shall fully cooperate with Cellegy with respect to the investigation and prosecution of such alleged infringement or misappropriation including the joining of GW and its Affiliates as parties to such action, as may be required by the law of the particular forum where enforcement is being sought.

                  (c) GW shall have the right (at its own expense) to enforce, and Cellegy does hereby grant to GW the right to enforce, such Patent Rights against such infringement, if:

                                    (i) Cellegy  shall fail,  within  sixty (60)
                           days after learning of such infringement, (a) to terminate such infringement or (b) to take reasonable action to investigate such alleged infringement and, if such infringement is reasonably demonstrated, to institute an action to abate such alleged infringement and, thereafter, to prosecute such action diligently, or

                                    (ii)  Cellegy   earlier   notifies  GW  that
                           Cellegy does not plan to terminate the infringement or institute such action, Cellegy shall fully cooperate with GW in such effort including being joined as a party to such action, if necessary.

Cellegy and its Affiliates shall fully cooperate with GW with respect to the investigation and prosecution of such alleged infringement or misappropriation including the joining of Cellegy and its Affiliates as a party to such action, as may be required by the law of the particular forum where enforcement is being sought.

                  (d) Cellegy shall be entitled to keep any damages or costs recovered by Cellegy in connection with any action filed by Cellegy hereunder, after first reimbursing GW for any out-of-pocket costs and expenses in assisting Cellegy, at Cellegy's request, hereunder. GW shall be entitled to keep any damages or costs recovered by GW in connection with any action

CONFIDENTIAL                                                                -21-
filed by GW hereunder, after first reimbursing Cellegy for any out-of-pocket costs and expenses in assisting GW hereunder. In the event that the parties agree to prosecute such infringement jointly, any damages, costs or settlement proceeds received by the parties will be split between the parties in proportion to the expenses incurred by each in prosecuting such infringement, after first reimbursing each party for any such expenses. Such expenses shall include, but not be limited to, the parties out of pocket expenses and internal costs incurred in prosecuting such infringement.

         9.3 Reduction in Payments Due to Infringement. Notwithstanding the provisions of Article 5.1, in the event of any infringement by a Third Party and notice by GW pursuant to Article 9.2, if such infringement is reasonably demonstrated and (i) Cellegy shall fail within sixty (60) days either to terminate such infringement or to institute reasonable legal actions to prevent continuation thereof and thereafter to prosecute such action diligently, and
(ii) if unit sales of the product being sold by such Third Party, in the aggregate, equal or exceed (A) five percent (5%) of the unit sales of the Licensed Product by GW and its Affiliates (hereinafter, "GW Unit Sales") in such country for any two (2) consecutive GW fiscal quarters, or (B) ten percent (10%) of GW Unit Sales in such country for any one (1) GW fiscal quarter, then in such event, the Royalty Rate applicable to the Net Sales in such country or countries shall be reduced by twenty-five percent (25%) if the unit sales by such Third Party is five percent (5%) to twenty-five percent (25%) of GW Unit Sales or the Royalty Rate applicable to the Net Sales in such country or countries shall be reduced by fifty percent (50%) if a unit sales by such Third Party is over twenty-five percent (25%) of GW Unit Sales until the earlier of Cellegy's initiation of such actions as are required under Article 9.2 or the termination of such infringement; provided, however, that the Royalty Rate applicable to such Net Sales shall not be reduced below five percent (5%). Upon Cellegy's initiation of such actions as are required under Article 9.2 or the termination of such infringement, the otherwise applicable Royalty Rate shall apply to all Net Sales in such country or countries. GW shall not be obligated to repay Cellegy for the reduction in royalty payments rightfully made under this Article 9.3; provided, however, that any such settlement or damages award received shall be handled as provided by Article 9.2(d).

                                   ARTICLE 10
                                 CONFIDENTIALITY

         10.1 Treatment of Confidential Information. Except as otherwise provided in this Article 10, during the term of this Agreement and for a period of five (5) years thereafter, GW and its Affiliates will retain in confidence and use only for purposes of this Agreement any information, data, and materials supplied by Cellegy or on behalf of Cellegy to GW and its Affiliates under this Agreement, and Cellegy will retain in confidence and use only for purposes of this Agreement any information, data, and materials supplied by GW or on behalf of GW to Cellegy under this Agreement. For purposes of this Agreement, all such information and data which a party is obligated to retain in confidence shall be called "Confidential Information."

         10.2 Right to Disclose. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement or any rights which survive termination or expiration hereof, GW may disclose Confidential Information to its Affiliates, Sublicensees,

CONFIDENTIAL                                                                -22-
consultants, outside contractors, clinical investigators or other Third Parties on condition that such entities or persons agree in writing (a) to keep the Confidential Information confidential for the same time periods and to the same extent as GW is required to keep the Confidential Information confidential and
(b) to use the Confidential Information only for such purposes as GW is entitled to use the Confidential Information. Each party or its Affiliates or Sublicensees may disclose such Confidential Information to government or other regulatory authorities to the extent that such disclosure (i) is reasonably necessary to obtain patents or authorizations to conduct clinical trials with and to market commercially the Licensed Products provided such party is otherwise entitled to engage in such activities under this Agreement; or (ii) is otherwise legally required.

         10.3 Release From Restrictions. The foregoing obligations in respect of disclosure and use of Confidential Information shall not apply to any part of such Confidential Information that the non-disclosing party, or its Affiliates (all collectively referred to as the "Receiving Party") can demonstrate by contemporaneously prepared written evidence:

                  (a) is or becomes part of the public domain other than by acts of the Receiving Party in contravention of this Agreement;

                  (b) is disclosed to the Receiving Party or its Affiliates or Sublicensees by a Third Party, provided such Confidential Information was not obtained by such Third Party directly or indirectly from the other party under this Agreement;

                  (c) prior to disclosure under this Agreement, was already in the possession of the Receiving Party or its Affiliates or Sublicensees, provided such Confidential Information was not obtained, directly or indirectly, from the other party under this Agreement; or

                  (d) results from research and development by persons who have not had access to the disclosures made to Receiving Party under this Agreement, including any information obtained through the testing, manufacturing regulatory approval, or distribution of the Compounds or Licensed Products, or other activities undertaken in connection with this Agreement by the Receiving Party.

         10.4 Confidentiality of Agreement. Except as otherwise required by law or the terms of this Agreement or mutually agreed upon by the parties hereto, each party shall treat as confidential the terms, conditions and existence of this Agreement, except that Cellegy and GW may disclose such terms and conditions and the existence of this Agreement to its Affiliates and Sublicensees, and that Cellegy may disclose the terms to its shareholders to the extent required by the federal securities laws, and provided, that Cellegy shall seek confidential treatment of the key business terms contained in this Agreement, including but not limited to the Royalty Rates, the License Fee, the Milestone Payments, the Toxicity Approval Payments and the Annual Sales Based
Milestone Payments. Upon the execution of this Agreement, the parties shall draft a joint press release, the text of such shall be mutually agreeable to each party, announcing the execution of the Agreement.


CONFIDENTIAL                                                                -23-

         10.5 Return of Confidential Information. Upon termination of this Agreement with respect to the entire Territory by GW pursuant to Article 12.4 hereof, or upon termination of this Agreement with respect to the entire Territory by Cellegy pursuant to Article or 12.2 or 12.3 hereof, GW and its Affiliates shall return all Cellegy Confidential Information, in their possession along with a certification that they no longer possess any such Cellegy Confidential Information; provided, however, that GW may retain a single archival copy of the Cellegy Confidential Information in its legal department solely for the purpose of determining the extent of disclosure of Confidential Information by Cellegy hereunder. In addition, in the event of any termination of a country or Region within the Territory, GW shall promptly disclose and provide to Cellegy all such Confidential Information, data and other information disclosed or developed under this Agreement, but only to the extent necessary to fulfill the obligations and rights under Article 12.5(h).

                                   ARTICLE 11
                              TRANSFERS AND ACCESS

         11.1 Transfer of Know-How. Within ninety (90) days following the Effective Date and as far as it has not already done so, Cellegy shall provide GW with all Know-How, and shall transfer to GW all documents containing Know-How. In addition, Cellegy agrees to provide such technical assistance as GW may reasonably request to enable it to utilize the Know-How and continue ongoing work; provided, however, that GW shall at Cellegy's request reimburse Cellegy for the reasonable out-of-pocket expenses incurred by Cellegy in providing such assistance. Cellegy may retain a single archival copy of the documents containing Know-How in its legal department solely for the purpose of determining the extent of disclosure of Know-How hereunder.

         11.2 Transfer of IND. Cellegy shall transfer to GW, all INDs and Orphan Drug Designations related to the Compound, including but not limited to, IND # 41,553. Cellegy agrees to perform within sixty (60) days of the Effective Date all such acts, and execute such further instruments, documents or certificates, as may be required to more effectively transfer the INDs referred to above. Upon such date that Cellegy transfers to GW each IND referred to above, GW agrees to undertake all regulatory responsibilities related to such IND. Upon such date that Cellegy transfers the Orphan Drug Designation related to the Compound, GW agrees to undertake all regulatory responsibilities related to the Orphan Drug Designation.

         11.3 Transfer of Trademark. Concurrently with the execution of this Agreement, Cellegy shall transfer its interests in the Trademark in the United States to GW pursuant to the form(s) of Trademark Assignment attached hereto as Exhibit B-2. After the execution of this Agreement, Cellegy agrees to execute such other documents as may be reasonably necessary to transfer its interests in the Trademark in Germany, France and the United Kingdom. Cellegy acknowledges that after the Effective Date of this Agreement GW may file its own United States application with respect to the Trademark.

         11.4 Transfer of Clinical Trial Material. Within sixty (60) days following the Effective Date, Cellegy shall transfer to GW, or its designee, all quantities of the Compound and other materials related to the Compound without
further   consideration   by  GW.  GW  agrees  to

CONFIDENTIAL                                                                -24-
undertake all regulatory responsibilities related to the provision and handling of the Compound, including but not limited to stability and GMP retention sample handling and documentation.

         11.5 Access to Key Individuals. Cellegy shall make reasonably available to GW, its key employees, officers and directors (including but not limited to Dr. Peter Elias and Dr. Carl Thornfeldt) for purposes of assisting GW in the testing and commercialization of the Compound and the procuring of the Registration of the Licensed Products; provided, however, that GW shall at Cellegy's request reimburse Cellegy for the reasonable out-of-pocket expenses incurred by Cellegy in providing such assistance.

                                   ARTICLE 12
                                TERM; TERMINATION

         12.1 Term.  Unless terminated sooner pursuant to Articles 12.2, 12.3 or
12.4 below, this Agreement shall become effective as of the Effective Date and shall continue in full force and effect until the expiration of GW's obligation to pay royalties to Cellegy hereunder. The parties acknowledge and agree that GW shall have no obligation to pay Cellegy any royalties after the expiration of the applicable periods referred to in Article 5.1 hereof for Net Sales accruing after such periods.

         12.2 Bilateral Termination Rights. Either party may terminate this Agreement upon the occurrence of any of the following:

                  (a) Upon or after the bankruptcy of the other party; or

                  (b) Upon or after the material breach of any provision of this Agreement by the other party (other than an actual or claimed breach of Article 7 by GW, which shall instead be governed by the provisions of Article 12.3 hereof) if such material breach is not cured within ninety (90) days after written notice thereof to the party in default.

         12.3 Cellegy's Right to Terminate. (a) If GW, and its Affiliates and Sublicensees, fail to fulfill or achieve a Development Milestone required under
Article 7 hereof in  accordance  with the  applicable  time  period  provided in
Article 7.3 hereof (including any extensions allowed in accordance with Article 7.3(b)), or use their best efforts to commercialize the Licensed Products throughout the Territory except for the United States and such other countries for which performance of Articles 7.3(a)(iv) & (v) are completed, (all collectively referred to as "Development Obligation Breach") and subject to the terms and conditions provided in Article 7.3 hereof, then in such event, Cellegy may, in its sole discretion, waive or defer action on such Development Obligation Breach, or alternatively Cellegy may give written notice to GW of the Development Obligation Breach (such notice to be hereinafter referred to as a "Development Obligation Breach Notice"). A Development Obligation Breach Notice shall state with specificity the Development Obligation Breach asserted by Cellegy. GW shall have ninety (90) days from the date of the Development Obligation Breach Notice to cure such Development Obligation Breach which was the subject of the Development Obligation Breach Notice, or provide Cellegy with reasonable written assurance that GW will cure such Development

CONFIDENTIAL                                                                -25-

Obligation Breach within a reasonable period, such period not to exceed one hundred eighty (180) days from the receipt of the Development Obligation Breach Notice. In the event that GW fails to cure such Development Obligation Breach which was the subject of the Development Obligation Breach Notice or provide written assurance within such ninety (90) day period, Cellegy may, at its option, waive the Development Obligation Breach or terminate this Agreement; provided, that such termination shall be effective only with respect to those Regions of the Territory containing countries to which the Development Obligation Breach which was the subject of the Development Obligation Breach Notice specifically relates. In lieu of the termination remedy provided above, Cellegy may, at its sole discretion, by written notice to GW convert the exclusive rights granted to GW hereunder to a non-exclusive license, but such conversion shall be only with respect to those Regions of the Territory containing countries to which the Development Obligation Breach which was the subject of the Development Obligation Breach Notice specifically relates. Except for the GW's willful commitment of a Development Obligation Breach, the foregoing remedies shall be Cellegy's sole and exclusive remedy for GW's failure to meet the diligence obligations specified in Article 7 hereof. It is understood and agreed that Cellegy's exercise of its rights under this Article 12.3(a) with respect to a country or Region, or for any particular Development Obligation Breach, shall not affect or be construed to be a waiver of Cellegy's rights under this Article 12.3(a) with respect to any other country or Region or any other Development Obligation Breach.

                  (b) If Cellegy demonstrates by clear and convincing evidence, that GW, or its Affiliates or Sublicensees, has committed a material violation of law with respect to the manufacturing, testing, marketing, distributing, or selling of the Compounds or Licensed Products that materially impairs the value of the Patent Rights, Know-How or Trademark licensed or assigned under this Agreement, Cellegy shall have the right to terminate this Agreement, in accordance with Article 12.3(a) with respect to the territory to which such violation pertains or occurred.

         12.4 GW's Right to Terminate. GW may terminate this Agreement at any time upon at least ninety (90) days prior written notice to Cellegy. Such termination may be made with respect to one or more Regions of the Territory without affecting the rest of this Agreement or the licenses granted hereunder in any other Region of the Territory.

         12.5  Rights  Upon  Termination  or  Expiration.   Upon  expiration  or
termination of this Agreement, the rights and obligations of the parties shall cease, except as follows:

                  (a) Upon expiration or termination for any reason, the obligations of confidentiality and use of Confidential Information under Article 10 shall survive for the period provided therein;

                  (b) Upon expiration or termination for any reason, Articles 12, 13, and 16 of this Agreement shall survive for the maximum duration permitted by law;

                  (c) Articles 4, 5, 6.1 and 6.2 shall survive until all outstanding payment obligations and reporting obligations of GW and its Affiliates and Sublicensees have been

CONFIDENTIAL                                                                -26-
fulfilled, and Article 6.3 shall survive for three fiscal years following the year in which such or expiration became effective;

                  (d) Upon expiration or termination for any reason other than a termination by GW pursuant to Article 12.4 hereof, or upon a complete termination of this Agreement by Cellegy pursuant to Article 12.2 or 12.3 hereof, the right of GW to continue to use the Know-How to which it is licensed under this Agreement shall survive;

                  (e) Upon termination by GW pursuant to Article 12.2, all license rights of GW shall survive, subject to the fulfillment of all of its royalty and other obligations hereunder, if any;

                  (f) Expiration or termination of this Agreement shall not relieve the parties of any other obligation accruing prior to such termination; and

                  (g) Upon expiration of this agreement no royalties shall be due on any Net Sales accruing after the date of expiration; provided, however that such sales do not infringe upon or otherwise violate the patents, know-how, trademarks or other intellectual property owned or licensed by Cellegy.

                  (h) Upon termination of this Agreement, either for the entire Territory or any particular Region within the Territory, by GW pursuant to
Article 12.4 hereof, or by Cellegy pursuant to Article 12.2 or 12.3 hereof:

                           (ix) All rights licensed to GW pursuant to this Agreement shall immediately cease with respect to the Region or Regions so terminated; provided, however, that GW, it's Affiliates, and Sublicensees shall be permitted to sell or dispose of any finished goods inventory or work-in-process inventory of the Compound or Licensed Product as of the date of termination of the Region or Regions so terminated, subject to the compliance with the terms of this Agreement, including any payment of royalties or other payments that would be due on account of the Net Sales of such finished or work-in-process inventory but for such termination;

                           (x) Cellegy shall be granted an exclusive (with respect to the Region or Regions so terminated), perpetual, sublicensable right to reference or use any data or other information contained in or referenced by any GW, or GW Affiliates or Sublicensees, IND, NDA, Drug Master File, Orphan Drug Designation or approval, any supplements or amendments thereto, or other Registration documents relating to the n-CIE indication for the Compound or Licensed Products which are filed with a regulatory agency as of the date of such termination, but only to the extent necessary to permit the sale, use, marketing and distribution of Licensed Products for the n-CIE indication in the Region or Regions so terminated;

CONFIDENTIAL                                                                -27-

                           (xi) Cellegy shall be granted an exclusive (with respect to the Region or Regions so terminated), perpetual, sublicensable right to reference or use any data or other information contained in or referenced by any GW, or GW Affiliates or Sublicensees, IND, NDA, Drug Master File, Orphan Drug Designation or approval, any supplements or amendments thereto, or other Registration documents relating to any indication other than the n-CIE indication for the Compound or Licensed Products which are filed with a regulatory agency as of the date of such termination, but only to the extent necessary to permit the sale, use, marketing and distribution of Licensed Products in the Region or Regions so terminated. If, however, Cellegy elects to exercise the right of reference in this Section 12.5(h)(iii), then in such case, Cellegy shall pay to GW a royalty equal to three percent (3%) of Net Sales of any Licensed Product sold by Cellegy, its Affiliates or Sublicensees in the countries so terminated and for which the right to reference or use such data, or other information is required, for a period of ten (10) years commencing on the date of termination of the Region or Regions so terminated;

                           (xii) GW shall  assign,  or cause to be assigned,  to
                  Cellegy all rights,  if any,  which GW, or its  Affiliates  or
                  Sublicensees, may own or possess with respect to the Trademark, or its counterparts, in the Region or Regions so terminated;

                           (xiii)If, as of the effective date of termination,  a
                  Licensed Product is actually being sold by GW in a Region or Regions so terminated under any trademark (other than the Trademark or its counterparts) owned by GW, or its Affiliates or Sublicensees, GW shall exclusively and perpetually license, or cause to be licensed, such trademark to Cellegy with respect to the Region or Regions so terminated, and in such case, Cellegy shall pay to GW a royalty equal to one percent (1%) of Net Sales of any Licensed Product sold by Cellegy, its Affiliates or Sublicensees, in the countries of the Regions so terminated and which are covered by such trademark for a period of ten (10) years commencing on the date of termination of Region containing such country;

                           (xiv)  Cellegy  shall be granted an  exclusive  (with
                  respect to the Region or Regions so terminated), perpetual, license with respect to any issued patents or patent applications (other than the Patent Rights) owned or licensed by GW or its Affiliates or Sublicensees as of the date of such termination, to the extent necessary to make, use and sell Licensed Products for or in the Region or Regions so terminated, and in such case, Cellegy shall pay to GW a royalty equal to five percent (5%) of Net Sales of any
                  Licensed Product sold by Cellegy, its Affiliates or Sublicensees, in the countries of the Region so terminated and which are covered by valid claims in such issued patents, for a period of ten (10) years commencing on the date of termination of the Region or Regions containing such terminated country, provided, however, that the obligation of Cellegy to pay royalties under this Section 12.5(h)(vi) shall not extend past the expiration of the last to expire patent so licensed to Cellegy pursuant to this provision; and


CONFIDENTIAL                                                                -28-

                           (xv) GW shall  provide to Cellegy (to the extent that
                  GW is permitted) a list of GW's suppliers with respect to the manufacture and supply of the Licensed Product. Furthermore, GW shall not interfere with the negotiation, execution or delivery of agreements between Cellegy and a GW supplier for the manufacture and supply of Licensed Product with respect to the Region or Regions so terminated. In the event that GW, or its Affiliates or Sublicensees, is the manufacturer of the Licensed Products, GW and Cellegy shall, at Cellegy's election, negotiate in good faith a supply agreement on commercially reasonable terms for the Regions which are terminated.

Notwithstanding anything in this subsection to the contrary herein, Cellegy shall not be required to pay an aggregate royalty rate to GW pursuant to this
Section 12.5(h) which is greater than five percent (5%). Furthermore, it is understood and agreed that, in the event of a termination of the Regions of Argentina, Australia, Bolivia, Chile, Columbia, Ecuador, Peru, Paraguay, Uruguay and Venezuela, Cellegy shall be entitled to all of the rights referred to above in Section 12.5(h), without any obligation to pay GW a royalty with respect to such Regions. In the event of an exercise of the rights and obligations contained in this Section 12.5(h), the parties shall in good faith negotiate and deliver such documents or instruments necessary to consummate more effectively the transactions contemplated by such exercise.

                                   ARTICLE 13
                                 INDEMNIFICATION

         13.1 Indemnification by GW. Subject to Article 13.3 hereof, GW hereby agrees to defend, indemnify and hold harmless Cellegy and its Affiliates, directors, officers and employees from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney's fees and expenses incurred in connection with the enforcement of this provision), actions, or claims brought or threatened after the Effective Date of this Agreement and which arise out of injuries occurring after the Effective Date, including but not limited to, any actions in contract (including breach of warranty) or tort (including negligence, strict liability or commercial torts) to the extent that such liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney's fees and expenses incurred in connection with the enforcement of this provision), actions, or claims arise, result from, or relate to:

                           (i) any breach of any of the representations or warranties of GW contained in Article 2.2 hereof, or

                           (ii) any manufacture, use, sale, development, testing, distribution, marketing or disposal of the Compound or the Licensed Products by GW, its Affiliates or Sublicensees

Provided, however, that GW shall have no obligation to indemnify Cellegy to the extent that such liabilities, losses, fines, penalties, damages or expenses are caused by Cellegy's breach of Article 2.1(m).

CONFIDENTIAL                                                                -29-

         13.2 Indemnification by Cellegy. Subject to Article 13.3 hereof, Cellegy hereby agrees to indemnify and hold harmless GW and its Affiliates, Sublicensees, directors, officers and employees from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney's fees and expenses incurred in connection with the enforcement of this provision), actions, claims brought or threatened, to the extent that they are caused by any breach of any of the representations or warranties of Cellegy contained in Article 2.1 hereof, or to the extent that they arise out of injuries occurring before the Effective Date including but not limited to, any actions in contract (including breach of warranty) or tort (including negligence, strict liability or commercial torts).

         13.3 Indemnification Procedures With Respect to Third Party Claims. A party which intends to seek indemnification under this Article 13 (such party hereinafter referred to as the "Indemnitee") in respect to a liability, loss, fine, penalty, damage, expense, action, or claim brought against such Indemnitee by a Third Party (such claim hereinafter referred to as a "Third Party Claim"), shall promptly give written notice thereof to the party from whom indemnification is sought (such other party hereinafter referred to as the "Indemnitor") within a reasonable period of time after the assertion of such Third Party Claim by such Third Party; provided, however, that the failure to provide written notice of such Third Party Claim within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is prejudiced by such failure. The Indemnitor shall have the right to assume the complete control of the defense, compromise or settlement of any Third Party Claim (provided that no settlement of any Third Party Claim shall include any admission of wrongdoing on the part of an Indemnitee, without the prior written consent of such Indemnitee, which such consent shall not be unreasonably withheld), including, at its own expense, employment of legal counsel, and at any time thereafter the Indemnitor shall be entitled to exercise, on behalf of the Indemnitee, any rights which may mitigate the extent or amount of such Third Party Claim; provided, however, that if the Indemnitor shall have exercised its right to assume control of such Third Party Claim, the Indemnitee (i) may, in its sole discretion and at its own expense, employ legal counsel to represent it (in addition to the legal counsel employed by the Indemnitor) in any such matter, and in such event legal counsel selected by the Indemnitee shall be required to confer and cooperate with such counsel of the Indemnitor in such defense, compromise or settlement for the purpose of informing and sharing information with the Indemnitor; (ii) shall, at its own expense, make available to Indemnitor those employees, officers and directors or Indemnitee whose assistance, testimony or presence is necessary or appropriate to assist the Indemnitor in evaluating and in defending any such Third Party Claim; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of Indemnitee; and (iii) shall otherwise fully cooperate with the Indemnitor and its legal counsel in the investigation and defense of such Third Party Claim.


CONFIDENTIAL                                                                -30-

                                   ARTICLE 14
                    NOTIFICATION AND AUTHORIZATION UNDER DRUG
                PRICE COMPETITION AND PATENT TERM RESTORATION ACT

         14.1 Notices Relating to the Act. Cellegy shall notify GW of (a) the issuance of each U.S. patent and of each patent issued in a country of the European Union included within the Patent Rights, giving the date of issue and patent number for each such patent and (b) each notice pertaining to any patent included within the Patent Rights which Cellegy receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter called the "Act"), including but not necessarily limited to, notices pursuant to ss.ss. 101 and 103 of the Act from persons who have filed an abbreviated NDA ("ANDA") under ss. 505(j) of the FD&C Act or a "Paper NDA" filed under ss. 505(b)(2) of the FD&C Act. Such notices shall be given promptly, but in any event within ten (10) days of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable.

         14.2 Authorizations Relating to Patent Term Extension. Cellegy hereby authorizes GW:

                  (a) to include in any NDA for a Licensed Product, as GW may deem appropriate under the Act, a list of patents included within the Patent Rights that relate to such Licensed Product and such other information as GW in its reasonable discretion believes is appropriate to be filed pursuant to the Act;

                  (b) to commence suit according to the provisions of Article 9 for any infringement of the Patent Rights under ss. 271(e)(2) of Title 35 of the United States Code occasioned by the submission by a Third Party of an ANDA or a Paper NDA for a Licensed Product pursuant to ss.ss. 101 or 103 of the Act; and

                  (c) in consultation with Cellegy, to exercise any rights that may be exercisable by Cellegy as patent owner under the Act to apply for an extension of the term of any patent included within the Patent Rights, as GW in its discretion deems appropriate.

In the event that applicable law in any other country of, or community or associations of countries in, the Territory hereafter provides for the extension of the term of any patent included in the Patent Rights in such country, upon request by GW, Cellegy shall obtain such extension or, in lieu thereof, authorize GW or, if requested by GW, its Sublicensees to apply for such extension, in consultation with Cellegy. Cellegy agrees to cooperate with GW or its Sublicensees, as applicable, in the exercise of the authorization granted herein or which may be granted pursuant to this Article 14.2 and will execute such documents and take such additional action as GW may reasonably request in connection therewith, including, if necessary, permitting itself to be joined as a proper party in any suit for infringement brought by GW under clause (b) above. Legal counsel shall be selected by GW. In the event GW decides not to commence suit for infringement under clause (b) above, GW will notify Cellegy of its decision within thirty (30) days so that Cellegy may institute such litigation itself, if it wishes, at its own cost and expense.


CONFIDENTIAL                                                                -31-

                                   ARTICLE 15
                             REGISTRATION OF LICENSE

         15.1 Registration. GW may, at its expense, register the exclusive license granted under this Agreement in any country of, or community or association of countries in, the Territory where the use, sale or manufacture of a Licensed Product in such country would be covered by a Valid Claim and Cellegy shall reasonably cooperate in such registration at GW's expense. Upon request by GW, Cellegy agrees promptly to execute any "short form" licenses developed in a form reasonably acceptable to both GW and Cellegy and reasonably submitted to it by GW from time to time in order to effect the foregoing registration in such country.

                                   ARTICLE 16
                               GENERAL PROVISIONS

         16.1 Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make payments hereunder, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts, acts of God or any other cause beyond the reasonable control of the affected party to anticipate, prevent, avoid or mitigate (a "Force Majeure Event"); provided, however, that any failure or delay in fulfilling a term of this Agreement shall not be considered a result of a Force Majeure Event if it arises from a failure of GW or Cellegy to comply with applicable laws and regulations.

         16.2 Further Assurances. Each party hereto agrees to perform such acts, execute such further instruments, documents or certificates, and provide such cooperation in proceedings and actions as may be reasonably requested by the other party in order to carry out the intent and purpose of this Agreement, including without limitation the registration or recordation of the rights granted hereunder; provided, however that if any party hereto desires to notify this Agreement under Article 85(3) of the Treaty of Rome establishing the European Economic community, such party shall give the other party ninety (90) days prior written notice of such notification and if during such period a party shall reasonable object to such notification, the objecting party need not cooperate in such notification and such notification shall not be implemented.

         16.3 Severability. Both parties hereby expressly acknowledge and agree that it is the intention of neither party to violate any public policy, statutory or common law, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries and specifically agree that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or any of the parties hereto in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, then in such event such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the parties hereto.

CONFIDENTIAL                                                                -32-


         16.4 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered in person, or if mailed by registered or certified mail (return receipt requested) postage prepaid, or by a nationally recognized overnight courier, or by facsimile (and promptly confirmed by registered, certified mail or overnight courier), to the addresses given below or such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement. Any notice sent by registered, certified mail or overnight courier as aforesaid shall be deemed to have been given when mailed.

         In the case of Cellegy:                               With a required copy to:
             Cellegy Pharmaceuticals, Inc.                              Fenwick & West LLP
             1065 East Hillsdale Boulevard, Suite 418                   Two Palo Alto Square, Suite 700
             Foster City, California  94404                             Palo Alto, CA 94306
             Attention:  A. Richard Juelis                              Attention: Kevin Kelso, Esq.
             Telephone No.:     (415) 524-1600                          Telephone No.:    (415) 494-0600
             Facsimile No.:     (415) 524-1616                          Facsimile No.:    (415) 494-1417

         In the case of GW:                                    With a required copy to:

             Glaxo Wellcome Inc.                                        Glaxo Wellcome Inc.
             Five Moore Drive                                           Five Moore Drive
             Research Triangle Park, NC 27709                           Research Triangle Park, NC 27709
             Attention:  Kenneth R. Lowry                               Attention:  General Counsel
                 Vice President, Dermatology
             Telephone No.:     (919) 483-3755                          Telephone No.:      (919) 483-2505
             Facsimile No.:     (919) 483-4315                          Facsimile No.:      (919) 483-0265


         16.5 Assignment. This Agreement may not be assigned or otherwise transferred by either party without the written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement in connection with the transfer or sale of all or substantially all of its business related to this Agreement or in the event of the merger or consolidation of such party with another corporation, or in the case of GW, in the event of a sale by GW of all or substantially all of the dermatology business; and further provided that Cellegy may assign, transfer or pledge its rights to receive any payments due Cellegy hereunder without GW's consent; provided, however, that GW's consent shall be required for any payments due to Cellegy under this Agreement that are to be divided among separate entities. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         16.6 Amendment. The parties hereto may amend, modify or alter any of the provisions of this Agreement, but only by a written instrument duly executed by both parties hereto.

         16.7 Entire Agreement. This Agreement (and the Trademark Assignment) contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

CONFIDENTIAL                                                                -33-

         16.8 Waiver. The failure of a party to enforce at any time for any period any of the provisions hereof shall not be construed as a waiver of such provisions or of the rights of such party thereafter to enforce each such provisions.

         16.9 No Implied Licenses. Except as expressly and specifically provided under this Agreement (and the Trademark Assignment), the parties agree that neither party is granted any implied rights to or under any of the other party's current or future patents, trade secrets, copyrights, moral rights, trade or service marks, trade dress, or any other intellectual property rights.

         16.10 Injunctions. The parties agree that any breach or threatened breach by one party of the confidentiality provisions contained in this Agreement will cause substantial harm to the other party that cannot be remedied by monetary damages, and therefore each party agrees that either party shall be have the right to obtain equitable remedies, without bond, including injunctions and repossession of Confidential Information, to abate actual or threatened breaches of this Agreement.

         16.11 Independent Contractors. The parties agree that the relationship of Cellegy and GW established by this Agreement (and the Trademark Assignment) is that of independent licensee and licensor. Furthermore, the parties agree that this Agreement (and the Trademark Assignment) does not, is not intended to, and shall not be construed to, establish a partnership or joint venture, and nor shall this Agreement (and the Trademark Assignment) create or establish an employment, agency or any other relationship. Except as may be specifically provided herein, neither party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other party, or otherwise act as an agent for the other party for any purpose.

         16.12 No Third Party Beneficiaries. All rights, benefits and remedies under this Agreement are solely intended for the benefit of Cellegy and GW, and no Third Party shall have any rights whatsoever to (i) enforce any obligation contained in this Agreement (ii) seek a benefit or remedy for any breach of this Agreement, or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the parties.

         16.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, exclusive of its choice-of-law rules, except that questions affecting the construction and effect of any patent shall be determined by the laws of the country in which such patent has been granted.

         16.14 Headings. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

CONFIDENTIAL                                                                -34-


         16.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

         IN WITNESS HEREOF, the parties have executed this Agreement as of the Effective Date.


GLAXO WELLCOME INC.                                       CELLEGY PHARMACEUTICALS, INC.



By:     /s/ Dean J. Mitchell                              By:     /s/ Carl R. Thornfeldt
    -------------------------------------------               ----------------------------------
        Dean J. Mitchell                                          Carl R. Thornfeldt, M.D.
        Vice-President--                                           Chairman and CEO
           Business Development and Planning,
        General Manager--
           Specialty Divisions


                                                     EXHIBIT A
                                          PATENTS AND PATENT APPLICATIONS

=============== ============================== =======================================
U.S. Patent     Status                         Grant Date (patents only)

=============== ============================== =======================================
4,885,282       Issued                         05 Dec 1989
=============== ============================== =======================================
5,057,500       Issued                         15 Oct 1991
=============== ============================== =======================================
5,231,087       Issued                         27 July 1993
=============== ============================== =======================================

=============== =================================== ============= ===================== ================ ==================
U.S. Patent     Current Foreign Counterpart         Status        App. No. or Patent    Filing Date      Grant Date
                Patents and Patent Applications                   No.                   (Apps. Only)     (patents only)

=============== =================================== ============= ===================== ================ ==================
4,885,282       Germany (thru EPO)                  Issued        P3853558.0                             12 Apr 95
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Germany (thru EPO)                  Issued        P3855489.5                             21 Aug 96
                ----------------------------------- ------------- --------------------- ---------------- ==================
                France (thru EPO)                   Issued        FR 0297436                             12 Apr 95
                ----------------------------------- ------------- --------------------- ---------------- ==================
                France (thru EPO)                   Issued        FR 0588379                             21 Aug 96
                ----------------------------------- ------------- --------------------- ---------------- ==================
                U.K. (thru EPO)                     Issued        GB 0297436                             12 Apr 95
                ----------------------------------- ------------- --------------------- ---------------- ==================
                U.K. (thru EPO)                     Issued        GB 0588379                             21 Aug 96
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Italy (thru EPO)                    Issued        IT 0297436                             12 Apr 95
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Italy (thru EPO)                    Issued        26747BE/96                             21 Aug 96
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Japan                               Pending       6-28599               25 Feb 94
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Japan                               Issued        2538516                                8 July 96
--------------- ----------------------------------- ------------- --------------------- ---------------- ==================
5,057,500       Australia                           Issued        644552                                 16 May 94
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Canada                              Issued        2074493                                3 Oct 95
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Europe (Austria, Belgium,           Pending       91904824.9            11 Feb 91
                Denmark, France, Germany, Greece,
                Italy, Netherlands, Spain,
                Sweden, Switzerland, Luxembourg,
                U.K.)
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Japan                               Pending       3-505562              11 Feb 91
                ----------------------------------- ------------- --------------------- ---------------- ==================
                South Korea                         Issued        99229                                  9 May 96
--------------- ----------------------------------- ------------- --------------------- ---------------- ==================
5,231,087       Australia                           Issued        641356                                 23 Mar 94
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Canada                              Issued        1317884                                18 May 93
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Denmark                             Pending       1594/91               13 Mar 89
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Europe (Austria, Belgium,           Pending       89905334.2            13 Mar 89
                Switzerland, Germany, France,
                U.K., Italy, Luxembourg,
                Netherlands, Sweden)
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Japan                               Issued        2513877                                30 Apr 96
                ----------------------------------- ------------- --------------------- ---------------- ==================
                South Korea                         Pending       701107/91             13 Mar 89
                ----------------------------------- ------------- --------------------- ---------------- ==================
                Mexico                              Issued        173667                                 22 Mar 94
--------------- ----------------------------------- ------------- --------------------- ---------------- ==================

CONFIDENTIAL                                                                                         - EXHIBIT A -


                                                    EXHIBIT B-1
                                         LIST OF GLYLORIN TRADEMARKS AND
                                      TRADEMARK APPLICATIONS AND THEIR STATUS
------------ ------------------ -------------------- -------------------------- ============================================
Country      App/Reg No.        App/Reg Date         Goods                      Status
------------ ------------------ -------------------- -------------------------- ============================================
France       Reg. No 93464430   Reg. Date            Pharmaceutical             Registered/Renewal due 4/16/03
                                10/01/93             preparations for
                                                     treatment of skin
                                                     diseases in Int'l Class 5
------------ ------------------ -------------------- -------------------------- --------------------------------------------
Germany      App. No. C44       App. Date            All goods in Class 5       Published 1/31/94 and opposed by Schering
             953/5 Wz           04/13/93                                        AG on 4/25/94 on the basis of its
                                                                                registration for  GYNOVIN, German Reg. No.
                                                                                974.849 for contraceptives & international
                                                                                Reg. No. 444086.  Priority Agreement
                                                                                proposed as settlement on 6/20/96.  No
                                                                                agreement has been signed but German
                                                                                Patent Office rejected Schering's
                                                                                opposition on 6/13/96.  Cellegy is still
                                                                                considering the settlement to avoid future
                                                                                problems.
------------ ------------------ -------------------- -------------------------- --------------------------------------------
United       App. No. 1532505   App. Date            Pharmaceutical             Opposed by Bioglan Pharmaceuticals Ltd. on
Kingdom                         04/14/93             preparations for           8/23/94 based on ownership of U.K. Reg.
                                                     treatment of skin          No. 1380477 for the mark GLYTRIN.  Bioglan
                                                     diseases in Int'l Class    filed supporting Declaration on 1/30/96.
                                                     5.                         Cellegy applied for extension of time on
                                                                                9/27/96 to file its counter evidence.
------------ ------------------ -------------------- -------------------------- --------------------------------------------
United       App. No.           App. Date.           Pharmaceutical             Intent to use Application published
States       75/044,863         01/18/96             preparations for           8/20/96.
                                                     treatment of skin mucous
                                                     membrane diseases in
                                                     Int'l Class 5.
------------ ------------------ -------------------- -------------------------- --------------------------------------------

CONFIDENTIAL                                                                                         - EXHIBIT B-1 -



                                   EXHIBIT B-2
                   TRADEMARK ASSIGNMENT FOR THE UNITED STATES


         THIS ASSIGNMENT is made and delivered by Cellegy Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of California, with its principal place of business at 1065 East Hillsdale Boulevard, Suite
418, Foster City, California 94404 (herein, "Assignor"), in favor of Glaxo Wellcome Inc., a corporation organized and existing under the laws of the State of North Carolina, with its principal place of business at Five Moore Drive, Research Triangle Park, North Carolina 27709 (hereinafter, "Assignee").

         WHEREAS, Assignor owns, and has applied for federal registration in the United States of, the trademark GLYLORIN for pharmaceutical preparations for treatment of skin and mucous membrane diseases in International Class 5
(hereinafter,  "Trademark")  on the  Principal  Register  in the  U.S.  Patent &
Trademark Office under an application filed January 18, 1996, Serial No. 75/044,863 (hereinafter, "Application S.N. 75/044,863"); and

         WHEREAS, Assignor wishes to assign, transfer, convey and deliver the Trademark to Assignee;

         NOW,   THEREFORE,   in  the  United  States,   for  good  and  valuable
consideration the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign, transfer, convey and deliver to Assignee, successor to the portion of the business to which the Trademark pertains in the United States, all rights, title and interest in and to the Trademark and to Application S.N. 75/044,863, together with the goodwill symbolized by the Trademark and that portion of the business which is ongoing and existing to which the Trademark pertains.

         Executed this 13th day of November, 1996.

                                         CELLEGY PHARMACEUTICALS, INC.


                                         By: /s/ Carl R. Thornfedlt
                                            ----------------------------
                                             Name:  Carl R. Thornfeldt, M.D.
                                             Title:  Chairman, CEO

Acknowledged by:
GLAXO WELLCOME INC.

By: /s/ Dean J. Mitchell
   ----------------------------
   Name: Dean J. Mitchell
   Title: Vice President, General Manager


CONFIDENTIAL                                                             - B-2 -

                                    EXHIBIT C
                         ORPHAN DRUG DESIGNATION LETTER


                                    ATTACHED


CONFIDENTIAL                                                               - C -

                                    EXHIBIT C
                         ORPHAN DRUG DESIGNATION LETTER

DEPARTMENT OF HEALTH & HUMAN SERVICES                     Public Health Services
--------------------------------------------------------------------------------
                                   Office of Orphan Products Development (HF 35)
                                                    Food and Drug Administration
                                                               5500 Fishers Lane
                                                             Rockville, MD 20857

                                 April 29, 1993

Cellegy Pharmaceuticals, Incorporated
Attention: Ms. Mary C. Levins
Vice President, Regulatory Affairs and Quality Assurance
371 Bel Marin Keys, Suite 210
Novato, CA 94949

Dear Ms. Levins:

Reference is made to your orphan drug application of November 10, 1992 submitted pursuant to Section 526 of the Federal Food, Drug and Cosmetic Act for the designation of Glylorin(TM) (monolaurin) as an orphan drug (application #92-718). We also refer to your amendment submitted February 24, 1993.

We have completed the review of this application and have determined that monolaurin qualifies for orphan designation for the treatment of congenital primary ichthyosis. Please note that it is the active ingredient and not the formulation that has received orphan designation.

Prior to marketing approval, sponsors of designated orphan products are requested to submit written notification to this Office of their intention to exercise orphan drug exclusivity if they are the first sponsor to obtain such approval for the drug. This notification will assist FDA in assuring that approval for the marketing of the same drug is not granted to another firm for the statutory period of exclusivity. Also please be advised that if monolaurin were approved for an indication broader than the orphan designation, your product might not be entitled to exclusive marketing rights pursuant to Section 527 of the FFDCA. Therefore, prior to final marketing approval, sponsors of designated orphan products are requested to compare the designated orphan indication with the proposed marketing indication and to submit additional data to amend their orphan designation prior to marketing approval if warranted.

In addition, please inform this office annually as to the status of the development program, and at such time as a marketing application is submitted to the FDA for the use of monolaurin as designated. If you need further assistance in the development of your product for marketing, please feel free to contact Dr. Carnot Evans at (301) 443-4718.

Please refer to this letter as official notification of designation and congratulations on obtaining your orphan drug designation.

                                Sincerely yours,
                                /s/ Marlene E. Haffner
                                Marlene E. Haffner, M.D., M.P.H
                                Director


CONFIDENTIAL                                                              - C -


                                                     EXHIBIT D
                                               THE DICARB COMPOUNDS


Azelaic Acid                           (nonanedioic acid)           1,7-heptane dicarboxylic acid

Suberic Acid                           (octanedioic acid)           1,6-hexane dicarboxylic acid

Sebacic Acid                           (decanedioic acid)           1,8-octane dicarboxylic acid

Pimelic Acid                           (heptanedioic acid)          1,5-pentane dicarboxylic acid

Esters of dicarboxylic acid                                         Include:
                                                                    Both monoesters and diesters

Preferred esters, particularly                                      monoglycerides and sucrose monoesters
for the dicarboxylic acids

* As  identified  in Claims 39 thru 46 and  Claims  55  through  58 of US Patent
Number: 4,885,282, and foreign counterpart patents and patent applications thereof.


CONFIDENTIAL                                                               - D -

                                    EXHIBIT E
                                DEVELOPMENT COSTS

                                    14-Oct-96

                                      [**]
















** Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.


CONFIDENTIAL                                                               - E -

                                    EXHIBIT F
                               INDEPENDENT REGIONS


1.   United States

2.   Canada

3.   Mexico

4.   All Caribbean countries and other islands and Bermuda

5.   Central America (as defined in Article 1.7 hereof)

6.   Argentina

7.   Brazil

8.   Bolivia, Chile, Columbia, Ecuador, Peru, Paraguay, Uruguay and Venezuela.

9.   Europe (as defined in Article 1.6 hereof)

10.  South Africa

11.  Japan

12.  Korea

13.  India

14.  Pakistan

15.  Philippines

16.  Turkey

17. All Asia (as defined in Article 1.9 hereof), other than Japan, Korea, India, Pakistan, Philippines, and Turkey

18.  Australia

19. All other countries not included in a Region described above, but within the Territory.




CONFIDENTIAL                                                               - F -